Exhibit 99.1

234 Industrial Way West
Building A Suite 202
Eatontown, NJ 07724
Tel: 732.889.4300

www.investview.com

Investview (‘‘INVU’’) Announces Completion of Management Restructuring with New Executive Appointments.

Victor M. Oviedo announced as new Chief Executive Officer of Investview.

Eatontown, NJ, February. 23, 2022 — Investview, Inc. (OTCQB: INVU) today announced that it has completed a restructuring of its executive management team with the appointment of a new slate of executive officers, including the appointment of Victor M. Oviedo as its new Chief Executive Officer. Mr. Oviedo has also been appointed to the Company’s Board of Directors.

Mr. Oviedo brings a wealth of expertise to this role, having held several other key leadership roles throughout his 25-year career. For the past 4 years, Mr. Oviedo has been founder and managing partner of StageLight Group, which provides strategic capital to early and growth-stage companies. Prior to that, he was a Partner at SkyBridge Capital and Global Head of Business Development & Strategy where he was directly responsible for the firm’s growth, international expansion, new business development and brand strategy initiatives. During his 12-year tenure, he was instrumental in growing the firm’s assets from $300M to $14B, acquiring their flagship fund-of-fund business and creating & launching the world-renowned SALT Conference. Mr. Oviedo received an MBA in Finance & Entrepreneurship from the Wharton School at the University of Pennsylvania and a MA in Advance International Studies from the Paul H. Nitze School of Advanced International Studies (SAIS) at Johns Hopkins University. He also graduated with honors with a BSFS in International Economics from the Edmund A. Walsh School of Foreign Service at Georgetown University.

Additional senior leadership appointments include Jim Bell, who will transition from his current role as acting-CEO to the newly created roles of President and Acting COO. In these positions, Mr. Bell will be expected to manage operations and lead the Company’s corporate strategy and leadership teams. Supporting Mr. Bell in operations will be Myles Gill, newly appointed Director of Operations. Mr. Gill will also be expected to manage the Company’s compliance and governance initiatives.

Following an 18-year career that began as a Naval Officer, Mr. Gill has held several key leadership roles and brings significant knowledge and expertise. From 2017 -2021, Mr. Gill had been President/ CIO for Mannis Operations Group, a private family office. In that role, Mr. Gill provided strategic direction, vision, leadership, and management in all functional areas (including investments, operations, environmental, social, governance, trust and estate planning/compliance, risk management, legal, human resources) for a $2B AUM, 23 entity single-family office. Mr. Gill earned a Bachelor of Science degree in Mathematics and Oceanography as a Naval Officer from the United States Naval Academy.

Ralph R. Valvano will remain in his role as Chief Financial Officer and will oversee all aspects of the Company’s financial reporting, accounting, tax, treasury, risk management and financial planning and analysis, as well as leading investor relations.

Speaking to the new appointments, Company Chairman, David B. Rothrock commented, “the new team we have put in place reflects a culmination of a process that has taken months to accomplish. Given time to rationalize our existing operations and, where appropriate, implement new strategic initiatives, we expect our new management team to be able to position our Company to unlock what we believe is significant pent-up shareholder value as we continue to execute on our fundamental business model.”

Mr. Rothrock also commented, ‘‘We are particularly pleased to have someone of the caliber and pedigree of Victor to join our team. He is a proven leader, well known for his financial acumen and record of driving transformative change, which we view as a winning combination for all Investview stakeholders. With his sophisticated understanding of financial markets and trends, as well as the operational, business development, and leadership expertise he has, we are confident that Victor will be able to deliver on the Company’s vision, mission and values.”

According to Mr. Oviedo, “I look forward to leading Investview at what is such an important inflection point in the Company’s history. I also look forward to working closely with the Board, the executive leadership team and our very talented employees, to try to position the Company to realize its potential growth opportunities.”

About Investview, Inc.

Investview, Inc. is a diversified financial technology and global distributor organization that operates through its subsidiaries to provide financial education tools, content, research, and management of digital asset technology that mines cryptocurrencies, with a focus on Bitcoin mining and the next generation of digital assets. For more information on Investview and its family of wholly owned subsidiaries, please visit: www.investview.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements made in this release speak only as of the date of this release, and Investview, Inc. (“INVU”) assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Investor Relations

Contact: Ralph R. Valvano

Phone Number: 732.889.4300

Email: pr@investview.com